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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated December 2, 1999, on the financial statements of WAVETEK WANDEL GOLTERMANN, INC. and subsidiaries, included in Acterna Corporation's Form 8-K filed May 31, 2000, and to all references to our firm included in this registration statement.

                                          Arthur Andersen LLP

Raleigh, North Carolina
February 14, 2001